EXHIBIT 10.1

AMENDMENT No. 1, dated as of November 18, 2004 (this “Amendment”) to the GOVERNANCE AGREEMENT, dated as of July 30, 2004 (the “Agreement”), among BRITISH AMERICAN TOBACCO p.l.c., a public limited company incorporated under the laws of England and Wales (“BAT”), BROWN & WILLIAMSON TOBACCO HOLDINGS INC. (f/k/a Brown & Williamson Tobacco Corporation), a Delaware corporation (“B&W”), and REYNOLDS AMERICAN INC., a North Carolina corporation (“Reynolds American”).

     WHEREAS, B&W, Reynolds American and R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation (“RJR”), have previously entered into the Combination Agreement (such term and each other capitalized term used but not defined in this Amendment having the meaning assigned to such term in the Agreement), and each of B&W, RJR and Reynolds American and certain of their affiliates have engaged in the Transactions (as defined in the Combination Agreement);

     WHEREAS, Section 2.04(d) of the Agreement requires, subject to specified exceptions, that Reynolds American repurchase Common Stock upon the exercise of any option, warrant or other security relating to Common Stock or other issuance of Common Stock (restricted or otherwise) to any of its directors, officers, employees or consultants; and

     WHEREAS, the parties desire to enter into this Amendment in order to amend Section 2.04(d) of the Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Amendment to the Agreement. Section 2.04(d) of the Agreement is hereby amended by replacing such Section 2.04(d) in its entirety with the following new Section 2.04(d):

"(d) If, at any time during the period from July 30, 2004 to and including September 30, 2005, Reynolds American issued or issues Common Stock upon exercise of any option, warrant or other security relating to Common Stock or otherwise issues Common Stock (restricted or otherwise) to any of its directors, officers, employees or consultants, and following such issuance the number of outstanding shares of Common Stock exceeded or exceeds 147,406,576, then prior to or within a reasonable period after such issuance (but in any event not later than the end of such fiscal quarter in which such issuance occurs), Reynolds American will repurchase a number of shares of outstanding Common Stock equal to the lesser of (i) the number of shares of Common Stock issued in such issuance and (ii) the difference between (A) the number of shares of Common Stock outstanding after such issuance and (B) 147,406,576; provided, however, that Reynolds American will not be required to repurchase such shares, if, at the time of such issuance, B&W’s Percentage Interest has fallen below 25%.

     SECTION 2. Representation and Warranty of Reynolds American. Reynolds American represents and warrants to BAT and B&W that as of the date of this Amendment, there are 147,412,291 shares of Common Stock issued and outstanding, and agrees that in accordance with Section 2.04(d) of the Agreement, as amended herby, it shall repurchase 5,715 shares of Common Stock within 10 days of the date of this Amendment. This Section 2 shall survive indefinitely and shall not terminate.

     SECTION 3. Effectiveness of Amendment. The effectiveness of this Amendment is conditioned on (a) execution by the parties hereto and (b) the representation and warranty in Section 2 being true and correct in all respects.

     SECTION 4. Amendment Part of the Agreement. This Amendment shall be considered to be a part of the Agreement and shall be subject to the provisions thereof, including Article VI thereof (but excluding Section 6.10 thereof). Except as expressly set forth herein, the Agreement shall continue in full force and effect without waiver, modification or amendment.

     IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first above written.

BRITISH AMERICAN TOBACCO P.L.C.,

by	/s/ Robert Casey

Name: Robert Casey
Title:

BROWN & WILLIAMSON TOBACCO HOLDINGS INC.,

by	/s/ Timothy J. Hazlett

Name: Timothy J. Hazlett
Title: President

REYNOLDS AMERICAN INC.,

by	/s/ McDara P. Folan, III

Name: McDara P. Folan, III
Title: Senior Vice President, Deputy General Counsel
and Secretary